UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K/A

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2011

INGEN TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Georgia	000-28704	84-1122431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

35193 Avenue "A", Suite-C, Yucaipa, California	92399
(Address of principal executive offices)	(Zip Code)

(800) 259-9622
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment to Current Report on Form 8-K is being filed solely to correct the I.R.S. Employer Identification Number on the cover.  No other changes have been made.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

During a special meeting held by the Board of Directors on February 3, 2011, there was a majority vote to appoint Gary Tilden as Chief Operations Officer and a member of the Board of Directors for Ingen Technologies, Inc.

Gary Tilden is 56 years old with 35 years experience working in management, design, automation, machining and marketing for small to midsize businesses. Mr. Tilden operated his own businesses for 20 years designing and manufacturing products for the home building industry. Mr. Tilden has been a consultant with Ingen Technologies for the past 12 months and has excelled in managing Ingen's ISO Certification management systems, product manufacturing and operations.   More information concerning Mr. Tilden is included within the company’s Resolution 2011.1, attached as an exhibit hereto, and incorporated herein by this reference.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1  Directors' Resolution *

___________________
* Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGEN TECHNOLOGIES, INC.

DATED: February 7, 2011	By:	/s/ Scott R. Sand
Scott R. Sand,
Chief Executive Officer

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